Exhibit 99.1

Citizens Community Bancorp, Inc. Announces 10% Common Stock Repurchase Program

EAU CLAIRE, WI, August 31, 2016 - Citizens Community Bancorp, Inc. (the "Company") (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank”), announced today that the Board of Directors has approved of a stock repurchase program. Under this program the Company may repurchase up to 525,200 shares of its common stock, or approximately 10% of the current outstanding shares, from time to time through October 1, 2017. The repurchase program permits shares to be repurchased in open market or private transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.
“We have significantly strengthened our company and increased earnings potential by executing on a strategic plan for prudent growth”, said President and Chief Executive Officer Stephen Bianchi.
Repurchases may be made at management’s discretion at prices management considers to be attractive and in the best interests of both the Company and its stockholders, subject to the availability of stock, general market conditions, the applicable trading price, future alternative advantageous uses for capital, and the Company’s financial performance. Open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements.
The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The repurchase program does not obligate the Company to purchase any particular number of shares.
About the Company
Citizens Community Federal N.A., a wholly owned subsidiary of Citizens Community Bancorp, Inc., is a full-service national bank based in Altoona, Wisconsin, serving more than 50,000 customers in Wisconsin, Minnesota and Michigan through 21 branch locations. Subsequent to recently announced Walmart branch closures in Eastern Wisconsin and Rice Lake, Wisconsin, the Company will operate through 16 branch locations. The Company’s stock trades on the NASDAQ Global Market under the symbol “CZWI.”

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the Company’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to consumer demand for the Bank’s products and services; the Bank’s ability to maintain current deposit and loan levels at current interest rates; competitive and technological developments; deteriorating credit quality, including changes in the interest rate environment reducing interest margins; prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; the Bank’s ability to maintain required capital levels and adequate sources of funding and liquidity; maintaining capital requirements may limit the Bank’s operations and potential growth; changes and trends in capital markets; competitive pressures among depository institutions; effects of critical accounting estimates and judgments; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies overseeing the Bank; the Bank’s ability to implement its cost-savings and revenue enhancement initiatives, including costs associated with its branch consolidation and new market branch growth initiatives; legislative or regulatory changes or actions or significant litigation adversely affecting the Bank; fluctuation of the Company’s stock price; the Bank's ability to attract and retain key personnel; the Bank's ability to secure confidential information through the use of computer systems and telecommunications networks; and the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended September 30, 2015 filed with the Securities and Exchange Commission on December 7, 2015. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.

Contact: Steve Bianchi, CEO
(715)-836-9994